                            BIOSPHERICS INCORPORATED

                                 -------------

                                 EXHIBIT 10.7

                           ASSET PURCHASE AGREEMENT

    This Asset Purchase Agreement is dated February 27, 1996 (hereinafter referred to as the "Agreement") by and between ManTech Environmental Corporation, a Virginia corporation ("Buyer") and Biospherics Incorporated, a Delaware corporation ("Seller"). Buyer and Seller are sometimes referred to individually as a "Party" and collectively as the "Parties."

    1. DEFINITIONS. For all purposes of this Agreement, capitalized terms shall have the meanings set forth in this SECTION 1 unless otherwise expressly provided.

    "ASSETS" shall have the meaning attributed thereto in SECTION 2.1 hereof.

    "BELTSVILLE MASTER LEASE" shall have the meaning attributed thereto in
SECTION 6.1(c) hereof.

    "BELTSVILLE SUBLEASE" shall have the meaning attributed thereto in SECTION 6.1(c) hereof.

    "BELTSVILLE OFFICE SPACE" shall have the meaning attributed thereto in
SECTION 6.1(c) hereof.

    "BUSINESS" means Seller's Environmental & Laboratory Services Division.

    "BUYER INDEMNIFIED PERSONS" means Buyer and its affiliates, employees, representatives, agents, officers and directors.

    "CMHA CONTRACT" means the Cuyahoga Metropolitan Housing Authority contract for which Seller has made a bid.

    "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), Liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements, other than Environmental Claims.

    "CLEVELAND OFFICE LEASE" shall have the meaning attributed thereto in
SECTION 2.2 hereof.

    "CLOSING" shall have the meaning attributed thereto in SECTION 15.1 hereof.

    "CLOSING DATE" shall have the meaning attributed thereto in SECTION 15.1 hereof.

    "CLOSING DATE FINANCIAL SCHEDULE" shall have the meaning attributed thereto in SECTION 2.3(b)(ii) hereof.

    "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

    "CONFIDENTIALITY AGREEMENT" shall have the meaning attributed thereto in
SECTION 7 hereof.

    "DEFERRED OPERATIONAL RECEIVABLES" means those Operational Receivables relating to Bernard Johnson Young (in the amount of $68,740), CMHA (in the amount of $211,641) in the event the CMHA Contract is awarded to Seller and the assets relating to the Business' operations in Cleveland, Ohio are purchased by Buyer pursuant to the provisions of this Agreement, and all unpaid invoices for under $1,000.

    "ENCUMBRANCE" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge or claim of any kind.

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                            BIOSPHERICS INCORPORATED

                                 -------------

    "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, study, investigation, notice, demand, suit, proceeding, hearing, losses, damages (including without limitation, diminution in value), Liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements (written or oral) made by any person or entity alleging or related to potential or actual liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or related to the manufacture, processing, analysis, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, presence, release, or threatened release into the environment, of any Hazardous Material at any location, whether or not owned or operated by Seller and any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    "ENVIRONMENTAL LAWS" shall mean any applicable federal, state or local statute, regulation or ordinance, whether currently existing or hereinafter promulgated, relating to Hazardous Materials, drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions, or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, as amended as of the date hereof, and all regulations promulgated thereunder as of the date hereof: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (Superfund or CERCLA) (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. Section 9601 et seq.), the Clean Water Act of 1977 (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Resource Conservation and Recovery Act of 1975 (the Solid Waste Disposal Act or RCRA) (42 U.S.C. Section 6901 et seq.), the Safe Drinking Water Act (21 U.S.C. Section 349; 42 U.S.C. Sections 201 and 300f through 300j-9), and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); and the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801-1812).

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

    "HAZARDOUS MATERIALS" shall mean all pesticides, pollutants, contaminants, chemicals, gasoline, petroleum products, asbestos, radioactive materials (including by-product, source, and/or special nuclear materials), unreaformaldehyde, flammable explosives, or other hazardous wastes or toxic materials, that are now or hereafter subject to regulation under [the] Environmental Laws.

    "LAWS" means all applicable foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

    "LIABILITIES" means liabilities, debts or other obligations, whether accrued, absolute, contingent or otherwise, known or unknown.

    "NON-COMPETITION AGREEMENT" shall have the meaning attributed thereto in
SECTION 4 hereof.

    "OPERATIONAL RECEIVABLES" means current billed accounts receivable of the Business and the unbilled work in process of the Business that relate to active clients; PROVIDED, HOWEVER, that, in the event the CMHA Contract is not awarded to Seller prior to Closing, "Operational Receivables" shall not include any amounts related to the CMHA Contract or any other receivables related to the Business' operations in Cleveland, Ohio. For purposes of the preceding sentence, "active clients" shall mean the Business' clients that are not listed as an inactive client on SCHEDULE I.

    "ORIGINAL FINANCIAL SCHEDULE" means the financial assets and accrued vacation schedule of Seller as of December 31, 1995, which Seller has previously provided to Buyer, as reflected in SECTION 2.3(a) HEREOF.

    "ORDINARY COURSE OF BUSINESS" means ordinary course of business consistent with past practices and prudent business operations.

                                      -41-

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                            BIOSPHERICS INCORPORATED

                                 -------------

    "OTHER ARRANGEMENT" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

    "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by Seller or any subsidiary of Seller; (b) to which Seller or any subsidiary of Seller contributed or was obligated to contribute or to fund or provide benefits; or
(c) which provides or promises benefits to any person who performs or who has performed services for Seller or any subsidiary of Seller and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

    "PURCHASE PRICE" shall have the meaning attributed thereto in SECTION 2.3(a) hereof.

    "SELLER INDEMNIFIED PERSONS" means Seller and its affiliates, employees, representatives, agents, officers and directors.

    "SELLER'S SECURED LENDER" means NationsBank, N.A., which has a secured interest in and lien on all of the Assets contemplated to be transferred to Buyer pursuant to this Agreement.

    "SELLER TAX RETURNS" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated taxes, and other tax-related reports required to be filed by Seller (without regard to extensions of time permitted by law or otherwise).

    "TAXES" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

    2.   SALE AND TRANSFER OF ASSETS

         2.1 IN GENERAL. Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer at the Closing, and Buyer hereby agrees to purchase at the Closing, all right, title and interest in certain of the assets of the Business in existence on the Closing Date, including, but not limited to, Operational Receivables, prepaid expenses, property and equipment, laboratory and Business supplies, customer lists, goodwill and, subject to assignment, novation or subcontract as provided in SECTION 3 hereof, current contract backlog, rights, options and proposals, and any documents, materials or property, tangible or intangible relating to the foregoing and such other assets as are shown on the Original Financial Schedule, all as more particularly described on SCHEDULE 2.1 hereto, but excluding (a) all assets relating to the Business' operations in Cleveland, Ohio, if the CMHA Contract is not awarded to Seller, (b) all cash, (c) the right to utilize the "Biospherics" name or mark (or any similar name or mark) except as specifically permitted by SECTION 6.1(d) hereof, (d) any assets (including, without limitation, receivables) relating to Job #1005 for Montgomery County, Maryland and (e) Scitec XRF analyzer including radioactive source. All of the assets referred to in the preceding sentence exclusive of the assets referred to in Section 2.1(a)-(e) shall hereafter be referred to as the "Assets."

         2.2 ASSUMPTION OF CERTAIN LIABILITIES. Buyer shall not assume any Liabilities of Seller, except as specifically provided in this SECTION 2.2. The only Liabilities which Buyer agrees to assume are (a) Seller's accrued vacation Liability as of the Closing Date with respect to those employees hired by Buyer pursuant to the provisions of SECTION 5 hereof, and (b) the assumption of Seller's obligations under that certain lease for office space located at 1382 West 9th Street, Suite 220, Cleveland, Ohio (the "Cleveland Office Lease"), but only if Seller is awarded the CMHA Contract, and only to the extent such obligations arise with respect to occupation of such premises on or after the Closing Date. The amount of the assumed vacation Liability shall be deemed a partial payment of the Purchase Price

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                            BIOSPHERICS INCORPORATED

                                 -------------

and the cash portion of the Purchase Price shall be reduced by an amount equal to the amount of the assumed vacation Liability, as further provided in SECTION 2.3(b)(i) hereof.

         2.3   PURCHASE PRICE.

               (a) PURCHASE PRICE. Subject to adjustment as provided in SECTIONS 2.3(b) AND 2.3(c) hereof, Buyer agrees to pay to Seller a purchase price (the "Purchase Price"), which the Parties agree has been calculated as follows:

                                   With Cleveland   Without Cleveland
                                     Operations        Operations
                                   --------------   -----------------
        Operational Receivable            638,335            $411,080
        Lab & Business Supplies            24,460              24,460
        Prepaid Expense                     3,372               2,372
        Property & Equipment (Net)         71,483              71,483

                                        ---------           ---------
        Subtotal                         $737,650            $509,395

        Goodwill (Proposals,
          Backlog, etc.)                  150,000             115,000

                                        ---------           ---------
               TOTAL ASSET VALUE          887,650             624,395


        Less: Assumed Vacation
          Liability                       -30,386             -27,959

                                        ---------           ---------
               TOTAL VALUE               $857,264            $596,436
                                        ---------           ---------
                                        ---------           ---------


               (b) PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price as follows:

                    (i)    At the Closing, an amount equal to (A) the value
                              attributed to Lab & Business supplies, prepaid expense, property and equipment and goodwill, as calculated in SECTION 2.3(a) hereof, less (B) the amount of accrued vacation Liability assumed by Buyer pursuant to SECTION 2.2 hereof, shall be paid by certified check, bank check or wire transfer to an account designated by Seller; and

                    (ii)   On the date which is two weeks from the Closing Date,
                              an amount equal to (A) 100% of the Operational Receivables, (B) minus the Deferred Operational Receivables, (C) plus 70% of the Deferred Operational Receivables, (D) less the amount of Operational Receivables relating to any contract which is not either assigned, novated or subcontracted to Buyer as of the date of such payment, the value of which shall be as set forth in a financial assets and accrued vacation schedule which Seller shall provide to Buyer not less than three days prior to the date on which payment is due pursuant to this SECTION 2.3(b)(ii), and shall be as of the Closing Date or as close to the Closing Date as is practically possible (the "Closing Date Financial

                                      -43-

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                            BIOSPHERICS INCORPORATED

                                 -------------

                              Schedule"). Such amount shall be paid by certified check, bank check or wire transfer to an account designated by Seller.

                    (iii)  An amount equal to 30% of the Deferred
                              OperationalReceivables shall be paid as follows: no amount shall be paid until Buyer collects 70% of the Deferred Operational Receivables from the applicable account debtors. Once Buyer has collected such amount, any further amounts collected from such account debtors shall be paid to Seller within two weeks of such collection until the remaining 30% of the Deferred Operational Receivables have been paid to Seller; PROVIDED, HOWEVER, that Buyer shall not be required to make payments of such amounts more often than once every two weeks.

                    (iv)   In the event that the CMHA Contract has not been
                              awarded by the Closing Date, the parties agree that the Purchase Price will be calculated using the Without Cleveland Operations assumptions. In the event the CMHA Contract is awarded to Seller on or prior to 60 days after the Closing Date, the Purchase Price will be adjusted using the With Cleveland Operations assumptions, and the additional amounts due shall be paid within two weeks after award of the CMHA Contract.
                              Regardless of whether the CMHA Contract is awarded prior to or after Closing, the Purchase Price shall be adjusted if the gross amount of the CMHA Contract is less than $900,000. The adjustment shall be calculated based on the following formula: (a) a fraction, the numerator of which is $900,000 minus the gross amount of the CMHA Contract, and the denominator of which is $900,000, (b) multiplied by $35,000. The
                              Purchase Price shall also be adjusted in accordance with SECTION 2.3(C). In the event that the CMHA Contract is awarded to the Seller after 60 days after the Closing Date but before September 1, 1996, Buyer shall pay, in addition to the Purchase Price (using the Without Cleveland assumptions), $15,000 to Seller within two weeks of the award of the CMHA Contract. In the event the CMHA Contract is awarded to Seller on terms other than the terms on which Seller bid such contract, Buyer shall have the right to approve the terms and conditions of the CMHA Contract.
                              If Buyer does not approve such terms and conditions, Buyer shall not be obligated to purchase the CMHA Contract or any assets related to the Cleveland operations, and Buyer shall not be obligated to assume the Cleveland Office Lease. In addition, the aforementioned $15,000 payment shall be adjusted dollar-for-dollar to the extent that the CMHA Contract is not projected to produce a net profit of at least $15,000.

               (c) ADJUSTMENTS TO PURCHASE PRICE. In the event the Closing Date Financial Schedule reflects different values for any item(s) from those values reflected in the Original Financial Schedule, the Purchase Price shall be increased in an amount equal to any increase in such value(s), and shall be decreased in an amount equal to any decrease in such value(s). Furthermore, in the event any contracts cannot be either assigned, novated or subcontracted to Buyer, the goodwill portion of the Purchase Price shall be decreased in an amount equal to (i) the ratio that the dollar value of such contract(s) bears to the dollar value of all contracts to be assigned, novated or subcontracted pursuant to this Agreement, (ii) multiplied by the total goodwill reflected in
SECTION 2.3(A) hereof. Any such adjustment to the Purchase Price shall increase or decrease, as the case may be, the payment due to Seller pursuant to SECTION 2.3(B)(II) hereof.

     3. NOVATION OR ASSIGNMENT OF SPECIFIC CONTRACTS. The Parties acknowledge that the transfer of current contract(s), contract option(s), or contract right(s) is subject to and conditioned upon any required novation or assignment of such contract(s), contract right(s) or contract option(s) by the relevant customers, which have not been specified by Seller to Customer as of the date hereof. It is the intent of the Parties to use their best efforts to obtain such

                                      -44-
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                            BIOSPHERICS INCORPORATED

                                 -------------

assignments or novations. Seller agrees to cooperate fully with Buyer to secure any required novation or assignment. If or to the extent novation or assignment is not obtained as to any contract(s), contract right(s) or contract option(s) as of the Closing Date or such later date as Buyer may agree, the Parties shall use their best efforts to have Buyer perform such contract(s), contract right(s), or contract option(s) as subcontractor, subject to the approval of the customers. To the extent the customers agree to have Buyer perform such contract(s), contract right(s), or contract option(s) as subcontractor, there shall be no adjustment to the Purchase Price. To the extent the customers do not agree to have Buyer perform such contract(s), contract right(s) or contract option(s), the Purchase Price shall be decreased as provided in SECTION 2.3 hereof.

     4. NON-COMPETE. Seller agrees to enter into a Non-Competition Agreement substantially in the form of EXHIBIT A (the "Non-Competition Agreement") at the Closing, pursuant to which Seller shall agree not to compete with Buyer in the Business for a period of five years following the Closing, all as more particularly described in the Non-Competition Agreement.

     5. EMPLOYEES. As a condition to Buyer's obligation to consummate the Closing, Buyer shall have received prior to Closing the firm acceptance of offers of employment from the employees whom Buyer deems in its sole discretion to be key employees of the Business and to whom Buyer wishes to offer employment, as set forth in SCHEDULE 5 hereto. Buyer intends, but shall not be obligated, to hire employees of the Business, by separate agreement or arrangement and on such terms as Buyer may deem advisable. Seller agrees to use its best efforts to persuade employees of the Business to accept offers of employment by Buyer if and as tendered. With respect to any employees of Seller hired by Buyer, the period of employment with Seller shall be considered as employment with Buyer for purposes of benefits determinations.

     6.   COOPERATION; TRANSITION.

          6.1  BY SELLER.

               (a) Seller shall cooperate fully with Buyer and give Buyer all assistance reasonably requested by Buyer to effect an orderly transition of the operation of the Business, including, but not limited to, the actions described in this Section 6.1.

               (b) In the event the CMHA Contract is awarded to Seller, Seller shall take all actions necessary or reasonably requested by Buyer to effectuate an assignment of the Cleveland Office Lease to Buyer. The Parties acknowledge and agree that the Cleveland Office Lease will not be assigned to Buyer if the CMHA Contract is not awarded to Seller.

               (c) Buyer desires to sublet office space from Seller for a period of up to six months after the Closing Date at the current Business location, being 12051 Indian Creek Court, Beltsville, Maryland (the "Beltsville Office Space"). Seller agrees to enter into a sublease substantially in the form of EXHIBIT B relating to the Beltsville Office Space (the "Beltsville Sublease"). Seller also agrees that at least ten business days prior to Closing, Seller will provide Buyer with a copy of Seller's lease with the landlord of the Beltsville Office Space (the "Beltsville Master Lease"). If, after the Beltsville Sublease terminates, Seller receives any calls for the Business, Seller shall inform such callers of the new telephone number and address for the Business, as directed by Buyer. Seller shall take all actions necessary or reasonably requested by Buyer to effectuate a sublease of the Beltsville Office Space to Buyer.

               (d) Seller shall permit Buyer to refer to the Business as "formerly known as the Biospherics ELSD Division" or some permutation thereof for a period of one year from the Closing Date.

               (e) Seller shall transfer to Buyer personnel, contracts and other records relevant to the Business.

               (f) Seller shall take all actions necessary or reasonably requested by Buyer to effectuate the assignments, novations, and/or subcontracts of contracts contemplated in this Agreement.


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                            BIOSPHERICS INCORPORATED

                                 -------------

          6.2 BY BUYER. After the Closing, Buyer agrees to provide the necessary administrative resources to assist Seller in the collection of all receivables other than Operational Receivables, and allow the former employees of Seller who become employees of Buyer to assist Seller in preparing the Closing Date Financial Schedule.

     7. PURCHASER'S RIGHT TO CONDUCT DUE DILIGENCE. Subject to the terms and conditions of the Confidentiality Agreement dated September 5, 1995, by and between the Parties (the "Confidentiality Agreement"), and any limitations imposed by applicable Laws or the provisions of any contracts or other agreements binding on Seller or the Business, including, but not limited to any Laws governing the treatment of classified information, Buyer and its legal counsel, accountants and other representatives during normal business hours may, prior to the Closing, inspect and review, to its reasonable satisfaction, relevant financial books and records, contracts and other information of or about the Business. Also, prior to Closing, Buyer may, after receiving permission therefor from the Chief Executive Officer of Seller, or Seller's designated representative, talk with or interview employees of the Business and selected customers. Seller shall cooperate with Buyer's reasonable requests to inspect such books, records, contracts and other information of or about the Business and to talk with or interview employees and selected customers of Seller relating to the Business. In the course of conducting its due diligence review, Buyer shall cooperate with Seller and use its best efforts not to cause any undue disruption to the ongoing business and prospects of the Business. Furthermore, while conducting its due diligence review, Buyer shall fully comply with and abide by the terms of the Confidentiality Agreement, which shall survive the execution of this Agreement.

     8.   CONFIDENTIALITY; NO PUBLICITY.

          8.1 CONFIDENTIALITY. All financial, technical, commercial or other information relating to and provided by either Party (the "Source") to the other Party (the "Recipient"), other than information that (i) was already known to the Recipient prior to the disclosure by the Source, (ii) is or becomes publicly available through no fault of the Recipient, (iii) is rightfully received by the Recipient from third parties, without restriction, (iv) is independently developed by the Recipient, (v) is identified in writing by the Source as no longer being subject to this SECTION 8.1, or (vi) is purchased by Buyer pursuant to this Agreement (collectively, "Confidential Information of the Source"), shall constitute confidential and proprietary information of the Source.
Without the express written consent of the Source, the Recipient shall not, directly or indirectly, disclose, divulge or communicate any Confidential Information of the Source to anyone, except to the Recipient's own directors, officers, shareholders, employees or representatives (each, an "Authorized Representative") and then only on a need-to-know basis. Prior to disclosing, divulging or communicating any Confidential Information of the Source to any Authorized Representative after the date hereof, the Recipient shall cause such Authorized Representative to agree in writing to be bound by the terms of this
SECTION 8.1. In addition, the Recipient shall cause any Authorized Representative who has received Confidential Information of the Source prior to the date hereof to likewise agree in writing to be bound by the terms hereof.

          8.2 NO PUBLICITY. Except as specifically provided herein, neither of the Parties will make any disclosures regarding the existence or contents of this Agreement or the transactions contemplated hereby without the prior consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed.

          8.3 REMEDIES. In the event that either Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information or any information regarding the existence or content of this Agreement or the transactions contemplated hereby and the other Party does not wish to have such information disclosed, the Party who is so requested or required will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this SECTION 8. If, in the absence of a protective order or the receipt of a waiver hereunder, either Party is, on the advice of counsel, compelled by law to disclose any Confidential Information or any information regarding the contents of this Agreement or the transactions contemplated hereby or else stand liable for contempt, that Party may disclose such information as required by law; provided, however, that the disclosing Party shall use his or its best efforts to obtain, at the request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the information required to be disclosed as such other Party shall designate. The foregoing provisions shall not apply to any information which is generally available to the public immediately prior to the time of disclosure. Notwithstanding

                            BIOSPHERICS INCORPORATED

                                 -------------

the foregoing, Buyer may, if required by applicable law, and with prior or concurrent written notice to Seller, make such disclosures as are so required.

     9.   COVENANTS OF SELLER.

          9.1 AFFIRMATIVE COVENANTS. From the date of this Agreement until the Closing Date, Seller shall have complete control and supervision of and sole responsibility for the Business and its operation, and during such period, Seller shall:

               (a) Operate the Business in good faith and in a manner consistent with the normal and prudent operation of businesses of its type.

               (b) Keep and preserve the records of the Business in accordance with good business practice.

               (c) Duly perform all of Seller's obligations under all contracts, leases, Benefit Plans, and other agreements to which Seller or the Assets are bound.

               (d) Maintain all of the tangible Assets so that when the same are delivered to Buyer they shall satisfy all the warranties in all material respects on the part of Seller set forth herein, subject to reasonable wear and tear.

               (e) Pay all premiums for and maintain in full force and effect all of the insurance policies necessary or customary for businesses of similar type.

               (f) Give prompt notice to Buyer of any occurrence that comes to Seller's attention that may constitute a misrepresentation, breach of warranty, or nonfulfillment of any covenant or condition on the part of the Seller or Buyer contained in this Agreement, as well as any changes in the conduct of the Business that could reasonably be expected to have a material adverse effect on the financial condition of the Business taken as a whole.

               (g) Make all reasonable efforts to obtain the consents and approvals required hereunder to proceed to Closing, including, but not limited to, the consent of Seller's Secured Lender to the transactions contemplated hereby and the release by Seller's Secured Lender of its security interest in and lien on the Assets, so that Buyer may acquire title to the Assets free and clear of all Encumbrances at the Closing.

          9.2 NEGATIVE COVENANTS. Between the date hereof and the Closing Date, Seller shall not, with respect to the Assets, the Business, or the operation thereof, without the consent of Buyer, which consent shall not be unreasonably withheld:

               (a) AGREEMENTS AND CONTRACTS. Cancel, modify, alter, amend, encumber, or in any way discharge, terminate, or impair any agreements, contracts or leases pertaining to the Business in any manner that could materially adversely affect the value of the Assets or the Business.

               (b) NO DISPOSITION OF ASSETS. Other than in the Ordinary Course of Business, sell or dispose of any of the Assets; Seller shall replace all Assets disposed of in the Ordinary Course of Business with assets having an aggregate value at least equal to the aggregate value of the Assets sold or otherwise disposed of.

               (c) NO LIENS OR OTHER ENCUMBRANCES. Create or suffer or permit the creation of any mortgage, conditional sales agreement, security interest, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title on any of the Assets or with respect thereto, other than Seller's Secured Lender's security interest in and lien on the Assets.

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                            BIOSPHERICS INCORPORATED

                                 -------------

               (d) REPAIRS AND MAINTENANCE. Fail to repair or maintain any of its technical equipment or any other equipment, supplies, and other tangible Assets used or usable in the operations of the Business in accordance with the normal standards of maintenance applicable to businesses of the same type as the Business (and in no event at a standard below that standard at the date hereof).

               (e) ADVERSE TRANSACTIONS. Take any action that would prevent Seller from consummating the transactions contemplated in this Agreement.

    10. BUYER'S COVENANTS. From the date of this Agreement until the Closing Date, Buyer covenants that it will (a) give prompt notice to Seller of any occurrence that comes to Buyer's attention that may constitute a misrepresentation, breach of warranty or nonfulfillment of any covenant or condition on the part of Buyer or Seller contained in this Agreement, and (b) make all reasonable efforts to obtain the consents and approvals required hereunder to proceed to Closing.

    11.  REPRESENTATIONS AND WARRANTIES BY SELLER

         11.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the full corporate power and authority to own, operate and lease its assets, including but not limited to the Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

         11.2 ORIGINAL FINANCIAL SCHEDULE. The Original Financial Schedule sets forth a complete and correct description of all of the Assets owned by Seller and used or useful in the Business.

         11.3 UNBOOKED LOSSES. To the best of Seller's knowledge, as of the date hereof, there are no material Liabilities of the Business that are not fully reflected on the financial statements heretofore prepared and furnished to Buyer by Seller.

         11.4 TAXES. Seller has (or, in the case of returns becoming due after the date hereof and on or before the Closing, will have prior to the Closing) duly filed all Seller Tax Returns required to be filed by Seller on or before the Closing Date with respect to all applicable Taxes, and paid all Taxes due to be paid by Seller on or before the Closing.

         11.5 ASSETS. Seller has at the date hereof, and shall have at the Closing, good, valid and marketable title to all Assets, and all Assets will be transferred to Buyer free and clear of all Encumbrances at the Closing. Except as disclosed in writing to Buyer, all the Assets are in good operating condition and repair and are suitable and adequate for the uses for which they are intended or are being used. The Assets and the excluded assets referred to in
SECTION 2.1(A)-(E) hereof are all the assets which are used or useful in the operation of the Business.

         11.6 OPERATIONAL RECEIVABLES. With respect to all Operational Receivables, (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an instrument, or chattel paper; (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws, (c) the amounts shown on Seller's books and records, with respect thereto are actually and absolutely owing to Seller and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by Seller in the ordinary course of its business,
(d) all account debtors thereon have the capacity to contract, and (e) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any liens except (such liens as are to be released at Closing).

         11.7 LEASES. Seller has heretofore provided Buyer with a list and brief description of all leases and other agreements under which Seller is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third Party, or under which any Asset owned by Seller is held, operated or managed by a third Party. Seller is the owner and holder of all the leasehold estate for the Beltsville Office Space and the premises subject to the Cleveland Office Space, and is the owner of all equipment, machinery and other Assets thereon or in buildings and structures thereon, in each case free and clear of all Encumbrances, subject only to Encumbrances of Seller's Secured Lender,

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                            BIOSPHERICS INCORPORATED

                                 -------------

which will be released at the Closing. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect to such leases have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. Seller has in all respects performed all obligations under the leases required to be performed by Seller to date. Seller is not in default, and to Seller's best knowledge, no other party is in default, in any respect under any lease, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. All of the Assets subject to the leases are in good operating condition and repair.

         11.8 LITIGATION DISPUTES. Except as set forth in SCHEDULE 11.9(A), there are no actions, suits, claims (other than in the Ordinary Course of Business), litigation, arbitrations, proceedings or investigations pending or, to the best of Seller's knowledge, threatened or reasonably anticipated against, affecting or involving Seller or its business or assets, including, but not limited to, the Business and the Assets, or the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator or governmental authority, domestic or foreign. Seller is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court arbitrator or governmental authority.

         11.9  ENVIRONMENTAL.

               (a) Except as set forth in SCHEDULE 11.9(A), Seller is in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Seller of all permits, licenses and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in
SCHEDULE 11.9(A), Seller has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Seller is not in such full compliance, and, to Seller's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future. All permits and other governmental authorizations currently held by the Seller pursuant to the Environmental Laws are identified in SCHEDULE 11.9(A).

               (b) Except as set forth in SCHEDULE 11.9(A), there is no Environmental Claim pending or threatened against Seller or, to Seller's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

               (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material, that could form the basis of any Environmental Claim against Seller or, to Seller's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation by law.

               (d)  Without in any way limiting the generality of the foregoing,
(i) all on-site and off-site locations where Seller has stored, disposed of or arranged for the disposal of Hazardous Materials, including, but not limited to the environmental lab previously operated by Seller and known as the "Main Lab," are identified in SCHEDULE 11.9 (D), (ii) all underground storage tanks, and the capacity and contents of such tanks, located on property owned or leased by Seller are identified in SCHEDULE 11.9(D), (iii) except as set forth in SCHEDULE 11.9(D), there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Seller, and
(iv) except as set forth in SCHEDULE 11.9(D), no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by Seller.

               (e) Seller has maintained continuous insurance coverage for pollution Liabilities, as well as errors and omissions insurance coverage at all times during which it has operated the Business, as set forth in SCHEDULE 11.9(E).

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                            BIOSPHERICS INCORPORATED

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               (f)  Except as set forth in SCHEDULE 11.9(F), Seller's methods of inspection, testing, and assessment are in full compliance with all applicable Laws, statutes and regulations. To the extent applicable, Seller has employed methods that are approved or accepted by the United States Environmental Protection Agency, the American Public Health Association, the American Industrial Hygiene Association, the Occupational Health and Safety Act and all state and local regulations of same.

               (g) Seller's training and certification methods are in full compliance with all applicable Laws, statutes and regulations.

         11.10 INTELLECTUAL PROPERTY. Except for the "Biospherics" name or mark (or any similar name or mark), Seller holds no patents, trademarks, trade names, copyrights or other intellectual property, or applications therefor, which are used or useful in the operation of the Business.

         11.11 EMPLOYMENT PRACTICES/HEALTH CLAIMS. Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health, and wages and hours. All information provided by Seller to Buyer prior to the date hereof regarding health insurance maintained by Seller for the benefit of its employees is true and correct in all material respects, and does not omit any material fact necessary to make the information contained therein not misleading.

         11.12 PENSION AND BENEFIT PLANS. Seller maintains a 401(k) plan covering substantially all of Seller's employees who have completed one year of service and are at least 21 years of age. Seller is in full compliance with ERISA and all applicable Laws, which compliance includes, but is not limited to, the possession by Seller of all governmental authorizations or approvals required under ERISA or other applicable Laws, and compliance with the terms and conditions thereof. Seller has not received any communication (oral or written), whether from a governmental authority, an employee or otherwise, that alleges that Seller in not in such full compliance, and, to Seller's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

         11.13 RESTRICTIONS AND CONSENTS. Except for the contracts which require assignment, novation or Seller's Secured Lender's consent, as otherwise specifically described or referred to herein, there are no agreements, Laws or other restrictions of any kind to which Seller (or any asset of Seller) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, Agreement termination, or restriction on business operations of Buyer or Seller as a result of the execution, delivery or performance of this Agreement.

         11.14 AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Seller, including, but not limited to, approval by the directors of Seller in accordance with Seller's governing documents, and do not and will not: (a) require any consent or approval of stockholders which has not already been obtained; (b) conflict with, or violate any provision of, any Law having applicability to Seller or any of its assets, including, but not limited to, the Assets, or any provision of the certificate or articles of incorporation or bylaws of Seller; (c) except as otherwise set forth herein, conflict with, or result in any breach of, or constitute a default under any agreement to which Seller is a Party or by which it or any of its Assets may be bound; or
(d) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Seller or any of the assets now owned or hereafter acquired by Seller, including, but not limited to, the Assets.

         11.15 ABSENCE OF VIOLATION. Seller is not in violation of or default under, nor has it breached, any term or provision of its certificate or articles of incorporation or bylaws or any agreement or restriction to which Seller is a Party or by which Seller or any asset of Seller, including, but not limited to, the Assets, is bound or affected. To the best of Seller's knowledge, Seller has complied and is in full compliance with all Laws.

                                      -50-

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                            BIOSPHERICS INCORPORATED

                                 -------------

         11.16 BULK TRANSFER LAWS. The transactions contemplated by this Agreement are not subject to the bulk transfer Laws of any jurisdictions.

         11.17 BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms; and each document to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect.

         11.18 COMPLETE DISCLOSURE. No representation or warranty by Seller in this Agreement, and no written statement contained in any document, certificate, or other writing, delivered by Seller to Buyer in connection with the transactions contemplated by this Agreement, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

    12. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

         12.1 ORGANIZATION AND STANDING. Buyer is a corporation organized and in good standing under the Laws of the Commonwealth of Virginia and has the authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         12.2 AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and all other documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized, and will not: (a) conflict with, or violate any provision of, any term or provision of the certificate of incorporation or bylaws of Buyer or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which Buyer is a party or by which Buyer is bound.

         12.3 BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms. Each document to be executed by Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyer, enforceable in accordance with its terms.

    13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the fulfillment at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Seller to carry out the provisions of this Agreement, unless such failure is agreed to in writing by
Seller:

         13.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer in this Agreement or in any document furnished by Buyer pursuant to this Agreement shall be true and complete when made and on and as of the Closing as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement.

         13.2 PERFORMANCE. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         13.3 LEGAL PROCEEDINGS. No action or proceeding by or before any governmental authority shall have been instituted or, to the best of Seller's knowledge, threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by Seller.

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                            BIOSPHERICS INCORPORATED

                                 -------------

         13.4 DOCUMENTS AT CLOSING. All documents required to be furnished by Buyer to Seller prior to or at the Closing, as provided in SECTION 15.2(B) hereof, shall have been so furnished.

         13.5 CONSENTS AND APPROVALS. All consents and approvals required hereunder shall have been duly obtained and evidence thereof provided to Buyer, including, but not limited to, the consent of Seller's Secured Lender to the transactions consummated hereby and the release of its entire security interest in and lien on the Assets of Seller, so that Buyer shall obtain title thereto free and clear of all Encumbrances as of the Closing.

    14. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Buyer to carry out the provisions of this Agreement, unless such failure is agreed to in writing by
Buyer:

         14.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller in this Agreement and the statements contained in any documents heretofore delivered to Buyer or furnished by Seller pursuant to this Agreement shall be true and complete when made, and on and as of the Closing as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement.

         14.2 PERFORMANCE. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

         14.3 COMPLETION OF DUE DILIGENCE. Seller shall have made available to Buyer all materials regarding the following matters, and Seller shall have given Buyer the opportunity to discuss such matters with Seller's officers and, after receiving permission therefor from the Chief Executive Officer of Seller, employees and selected customers of the Business, all so that Buyer shall have been able to complete its due diligence with respect to such matters in its reasonable judgment: (a) all insurance matters relating to Seller, (b) the portion of the Business operated out of Cleveland, Ohio, (c) Buyer's review of contracts it would be performing as a result of the consummation of the transactions contemplated by this Agreement, and (d) contract backlog reports, and (e) satisfactory UCC, judgment and lien searches; and the results of such due diligence review shall have been satisfactory to Buyer in its reasonable discretion.

         14.4 ABSENCE OF ADVERSE CHANGES. There shall have been no changes since December 31, 1995, in the business, operations, prospects, conditions (financial or otherwise), assets, including, but not limited to, the Assets, or Liabilities of Seller (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein by Seller which will have a material adverse effect on Buyer's use of the Assets), except changes contemplated by this Agreement.

         14.5 EMPLOYEES. Buyer shall have received the firm acceptance of offers of employment from employees of Seller, as more particularly described in
SECTION 5 hereof.

         14.6 LEGAL PROCEEDINGS. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Buyer.

         14.7 DOCUMENTS AT CLOSING. All documents required to be furnished by Seller to Buyer prior to or at the Closing, as provided in SECTION 15.2(A) hereof, shall have been so furnished.

         14.8 CONSENTS. Seller shall have received all consents, authorizations and approvals of governmental, quasi-governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby, including but not limited to, (a) the consent of the landlords of the Beltsville Office Space and the Cleveland Office Space to the Beltsville Sublease and the assignment of the lease for the Cleveland Office Space to Buyer, respectively, (b) the consent of such landlords to a collateral assignment of the Beltsville Sublease and the assignment of the lease for the Cleveland Office Space, respectively, as security to a commercial banking institution on

                                      -52-

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                            BIOSPHERICS INCORPORATED

                                 -------------

 behalf of Buyer, and (c) the consent of Seller's Secured Lender to consummation of the transactions contemplated hereby, and the release by Seller's Secured Lender of its entire security interest in and lien on the Assets.

         14.9 ASSETS. All tangible Assets shall be in good working condition and all Assets shall be free and clear of all Claims and Encumbrances.

    15.  THE CLOSING; CLOSING DATE.

         15.1 IN GENERAL. The closing of the transactions (the "Closing") contemplated hereby shall take place on February 29, 1996, or such other date as Buyer and Seller shall agree (the "Closing Date") at such time and at such place as Buyer and Seller shall agree. Notwithstanding the foregoing, if the Closing has not occurred by March 15, 1996, unless such date is extended by the mutual consent of the Parties, either Party may terminate this Agreement by providing written notice thereof to the other Party. Any such termination shall be without liability to Seller or Buyer except to the extent that there shall have occurred a willful or intentional breach of this Agreement or any intentional misrepresentation or breach of warranty, as to each of which all legal remedies of the Party adversely affected shall survive and be enforceable.

         15.2  DELIVERIES AT CLOSING.

               (a) At the Closing, Seller shall deliver to Buyer, in consideration of the Purchase Price, the following:

                    (i)    a Bill of Sale substantially in the form of EXHIBIT C
                              duly executed on behalf of Seller and dated as of the Closing Date;

                    (ii)   the Non-Competition Agreement duly executed on behalf
                              of Seller;

                    (iii)  assignments of contracts relating to and leases of
                              personal property included in the Assets, except with respect to assignments requiring the consent of third parties, which have not been obtained as of the Closing;

                    (iv)   evidence of all assignments, novations and/or
                              subcontracts of contracts as contemplated by this Agreement, which are available as of the Closing;

                    (v)    the Beltsville Sublease duly executed on behalf of
                              Seller;

                    (vi)   the consent of the landlord of the Beltsville Office
                              Space to the Beltsville Sublease;

                    (vii)  the consent of the landlord of the Beltsville
                              Office Space to a collateral assignment of the Beltsville Sublease in favor of Buyer's lender;

                    (viii) a certificate, dated as of the Closing and executed by Seller's President, in his capacity as such, certifying to the fulfillment of the conditions specified in SECTIONS 14.1 THROUGH 14.6 hereof;

                    (ix)   an opinion of Smith, Somerville & Case, L.L.C.,
                              counsel to Seller, dated as of the Closing, addressing such matters and in form reasonably satisfactory to Buyer;

                    (x)    a certified copy of the resolutions adopted by the
                              Board of Directors of Seller authorizing the transactions contemplated by this Agreement;

                    (xi)   a certificate of incumbency and specimen signatures
                              of the signatory officers of Seller;

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                            BIOSPHERICS INCORPORATED

                                 -------------

                    (xii)  good standing certificates as of a date not more
                              than 25 days prior to the Closing issued by the Secretary of State of the state of incorporation of Seller and any state in which the Business is conducted;

                    (xiii) certificates executed by Bruce Reynolds and Cathy
                              Jones substantially in the form of EXHIBIT D-I, and a certificate executed by Arthur S. Locke, III substantially in the form of EXHIBIT D-II hereto; and

                    (xiv)  all other documents of title, deeds, endorsements,
                              assignments and other instruments as, in the reasonable judgment of Buyer, are necessary to vest in Buyer good and marketable title to the Assets.

In addition, simultaneously with the Closing, Seller shall take all steps requisite to put Buyer in actual possession (to the extent applicable) and operating control of the Assets.

               (b) At the Closing, Buyer shall deliver to Seller, the following:

                    (i)    the Purchase Price provided for in Section 2.3;

                    (ii)   the Non-Competition Agreement duly executed on behalf
                              of Buyer; and

                    (iii)  acceptance of assignments of contracts relating to
                              and leases of personal property included in the Assets, except with respect to assignments requiring the consent of third parties which have not been obtained as of the Closing.

                    (iv)   evidence of all assignments, novations and/or
                              subcontracts of contracts as contemplated by this Agreement which are available as of the Closing;

                    (v)    the Beltsville Sublease duly executed on behalf of
                              Buyer;

                    (vi)   a certified copy of the resolutions adopted by the
                              Board of Directors of Buyer authorizing the transactions contemplated by this Agreement;

                    (vii)  a certificate of incumbency and specimen
                              signatures of the signatory officers of Buyer which shall have been attached thereto a [certified] copy of Buyer's Articles of Incorporation and Bylaws;

                    (viii) a certificate, dated as of the Closing and
                              executed by Buyer's President or any Vice
                              President, in his capacity as such, certifying to the fulfillment of the conditions specified in Sections 13.1 through 13.4 hereof; and

                    (ix)   an opinion of Verner, Liipfert, Bernhard, McPherson
                              and Hand, Chartered, counsel to Buyer, dated as of the Closing, addressing such matters and in form reasonably satisfactory to Seller.

                    (x)    Resolutions of Guarantor authorizing the Guaranty.

               (c) At the Closing, each Party shall deliver to the other all other previously undelivered documents, instruments, and writings required to be delivered by it at the Closing pursuant to this Agreement or otherwise required in connection herewith.

    16. SURVIVAL. All representations, warranties, covenants, indemnities and other agreements made by any Party herein or pursuant hereto shall also be deemed made on and as of the Closing as though such representations, warranties, covenants and indemnities and other agreements were made on and of such date, and such representations,

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                            BIOSPHERICS INCORPORATED

                                 -------------

warranties, covenants, indemnities and other agreements shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any Party for a period (the "Survival Period") of two (2) years from the Closing Date (except that as to environmental matters only, the Survival Period shall be five (5) years from the Closing Date), at which time they shall terminate and be of no force and effect. Upon the expiration of the applicable Survival Period as set forth in the preceding sentence, no proceeding or Claim shall be made, filed or initiated against any Party to this Agreement by the other in connection with any matter arising out of, related to, in connection with or respect of any representations, warranties, covenants, indemnities or other agreements made by any Party herein that do not survive the applicable Survival Period. Notwithstanding any of the foregoing provisions of this
Section 16, none of the foregoing provisions of this Section 16 shall apply to any of the following, each of which shall remain in effect in perpetuity: (i) Sections 1, 2.2, 2.3, 8, 18.5--18.11 inclusive and 18.13--18.15 inclusive, and
(ii) any other provision of this Agreement not set forth in any of the provisions of this Agreement referred to in clause (i) of this sentence that relate to: (a) the obligation of Buyer to pay the Purchase Price or to pay the $15,000 referred to in Section 2.3(b)(iv), or (b) the obligation of Buyer to assume any Liability or to assume or perform under any agreement which is being assigned or novated pursuant to or in connection with this Agreement.

    17.  INDEMNIFICATIONS.

         17.1  AGREEMENT OF SELLER TO INDEMNIFY.

               (a) Subject to the conditions and provisions of SECTION 17.3 hereof, Seller hereby agrees to indemnify, defend and hold harmless Buyer Indemnified Persons from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by the Buyer Indemnified Persons (whether such Claims are by, against or relate to Seller or any other party, including a governmental entity), directly or indirectly, by reason of or resulting from:

                    (i)    any misrepresentation or breach of any representation
                              or warranty, or noncompliance with any conditions or other agreements, given or made by Seller in this Agreement or in any document furnished by or on behalf of Seller pursuant to this Agreement;

                    (ii)   any Operational Receivables which are not collected
                              by Buyer as and when such Operational Receivables become due and owing; PROVIDED, HOWEVER, that with respect to such uncollected Operational Receivables, (A) Buyer shall use such internal collection procedures as are deemed advisable in Buyer's reasonable discretion, it being understood, however, that unless instructed to do so by and at the expense of Seller, Buyer shall not be obligated to employ counsel or use any other outside collection procedures; (B) Buyer shall keep Seller generally advised from time to time of the status of collection of any such accounts and otherwise cooperate with Seller; (C) Buyer shall not compromise or settle any such accounts without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed; (D) Buyer shall assign to Seller or its assigns all rights to any Operational Receivables for which an indemnification payment has been made by Seller hereunder; and (E) in the event it is unclear to Buyer whether a particular payment is to be applied to an Operational Receivable purchased pursuant to this Agreement or to an invoice generated by Buyer after the Closing, Buyer shall request that the payor clarify to which invoice such payment should be applied; if the payor indicates that the payment is to be applied to an invoice representing an Operational Receivable purchased pursuant to this Agreement, Buyer shall so apply it; PROVIDED, FURTHER, that Seller shall not be obligated to make any indemnification payments to Buyer for any Operational Receivables which are actually collected by Buyer, even if such Operational Receivables are collected after the due date therefor;

                            BIOSPHERICS INCORPORATED

                                 -------------

                    (iii)  any Liabilities of Seller that are not specifically assumed by Buyer pursuant to this Agreement, including, but not limited to, Liabilities arising from the errors or omissions of Seller and/or in the operation of the Business prior to the Closing; and

                    (iv)   the application of the bulk transfer Laws of any
                              jurisdiction to the transactions contemplated
                               by this Agreement.

               (b) Subject to the conditions and provisions of SECTION 17.3 hereof, Seller agrees to indemnify, reimburse, defend, and hold harmless Buyer for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses, asserted against, resulting to, imposed on, or incurred by Buyer, directly or indirectly, in connection with any of the following:

                    (i)    the events, circumstances, or conditions described in
                              SCHEDULE 11.9(A);

                    (ii)   any Environmental Claim or any pollution or threat to
                              human health or the environment that is related in any way to Seller's or any previous owner's or operator's management, use, control, ownership or operation of the Assets or Business including, without limitation, all on-site and off-site activities involving Hazardous Materials, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, whether or not the Environmental Claim, pollution or threat to human health or the environmental is described in SCHEDULE 11.9(A);

                    (iii)  any Environmental Claim against any person or entity whose liability for such Environmental Claim
                              Seller has or may have assumed or retained either contractually or by operation of law; and

                    (iv)   the breach of any environmental representation or
                              warranty set forth in SECTION 11.9 hereof.

               (c) Buyer hereby agrees that Seller shall have no liability to Buyer or its successors or permitted assigns, for any liability, damage, loss or expense, unless the aggregate amount of all Liabilities, damages, losses or expenses suffered by Buyer and its successor and permitted assigns exceeds $10,000, and then only to the extent such aggregate amount exceeds $10,000.

         17.2 AGREEMENT OF BUYER TO INDEMNIFY. Subject to the conditions and provisions of SECTION 17.3 hereof, Buyer hereby agrees to indemnify, defend and hold harmless the Seller Indemnified Persons from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by the Seller Indemnified Persons (whether such Claims are by, against or relate to Buyer or any other party, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any (i) misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by Buyer in this Agreement, and
(ii) damage or loss resulting from or arising out of the conduct of the Business after the Closing. Seller hereby agrees that Buyer shall have no liability to Seller or its successors or permitted assigns, for any Liability, damage, loss or expense pursuant to this SECTION 17, unless the aggregate amount of all Liabilities, damages, losses or expenses suffered by Seller and its successor and permitted assigns exceeds $10,000, and then only to the extent such aggregate amount exceeds $10,000.

         17.3 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of Seller and Buyer hereunder with respect to their respective indemnities pursuant to this SECTION 17, resulting from any Claim or Environmental Claim shall be subject to the following terms and conditions:

                            BIOSPHERICS INCORPORATED

                                 -------------

               (a) In the event an indemnified Party suffers an event giving rise to liability of the indemnifying Party pursuant to this SECTION 17 which does not involve a Claim or Environmental Claim made by a third party, the indemnified Party shall give prompt written notice to the indemnifying Party of such Claim or Environmental Claim stating (to the extent known or reasonably anticipated) the nature and basis of such Claim or Environmental Claim, and the amount thereof. Within three business days of receipt of such notice, the indemnifying Party shall reimburse the indemnified Party for the amount of such Claim or Environmental Claim requested in such notice.

               (b) In the event an indemnified Party suffers an event which could give rise to liability of the indemnifying Party pursuant to this SECTION 17 which does involve a Claim or Environmental Claim made by a third party, the indemnified Party shall give prompt written notice to the indemnifying Party of any Claim or Environmental Claim which is asserted against, resulting to, imposed upon or incurred by such indemnified Party and which may give rise to liability of the indemnifying Party pursuant to this SECTION 17 stating (to the extent known or reasonably anticipated) the nature and basis of such Claim or Environmental Claim, and the amount thereof. The indemnifying Party may engage counsel or representatives of its own choosing with respect to any such Claim, or Environmental Claim (including the compromise or settlement of any Claim or Environmental Claim; PROVIDED, HOWEVER, that no such compromise or settlement shall (i) be effected without the prior written consent of the indemnified Party if such compromise or settlement does not include an unconditional release by the third-party claimant of the indemnified Party from any and all liability in respect of the such Claim or Environmental Claim, as the case may be, or (ii) result in any obligations or Liabilities to the indemnified Party without the indemnified Party's prior written consent, which the indemnified Party may withhold in its absolute discretion). In the event the indemnifying Party elects not to undertake such defense by its own representatives, the indemnifying Party shall give prompt written notice of such election to the indemnified Party and the indemnified Party will undertake the defense thereof at the indemnifying Party's sole expense, by counsel or other representatives designated by it whom the indemnifying Party determines in writing to be satisfactory for such purposes. The consent of the indemnifying Party to the indemnified Party's choice of counsel or other representative shall not be unreasonably withheld, conditioned or delayed.

               (c) In the event that any Claim or Environmental Claim shall arise out of a transaction or cover any period or periods wherein Seller, on the one hand, and Buyer, on the other hand, shall each be liable hereunder for part of the liability or obligation arising therefrom, then the Parties shall, each choosing its own counsel and bearing its own expense, defend such Claim or Environmental Claim, and no settlement or compromise of such Claim or Environmental Claim may be made without the joint consent or approval of Seller and Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), except where the respective Liabilities and obligations of Seller and Buyer are clearly allocable or attributable on the basis of objective facts.

               (d) The Parties agree that any Liability, damage, loss or expense for which indemnity or damages are sought pursuant to any provision of this Agreement shall be computed after deduction (or increase) of any net tax benefit (or disadvantage) which may accrue to the Party seeking indemnity or damages after giving effect to the incurrence by such Party of the Liability, damage, loss or expense giving rise to the claim for indemnification or damages, the payment by such Party of any such Liability, damage, loss or expense and the receipt by such Party of any indemnity or damage payment pursuant hereto.

    18.  MISCELLANEOUS

         18.1 ADDITIONAL ACTIONS AND DOCUMENTS. Each of the Parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         18.2 BROKERS. Each Party represents and warrants to the other Party that, except for Seller's broker, Hempstead & Company, whose commissions relating to the transactions contemplated by this Agreement are solely the responsibility of Seller, such Party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement. Each Party represents and warrants to the other Party that it has not incurred (and will not incur) any unpaid Liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each Party agrees to indemnify, defend and hold harmless

                            BIOSPHERICS INCORPORATED

                                 -------------

the other Party from and against any and all claims asserted against such Party for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying Party.

         18.3 EXPENSES. Each Party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder including all legal and accounting fees and disbursements. Buyer shall be responsible for any and all sales or similar tax due as a result of the transactions described in this Agreement.

         18.4 ASSIGNMENT. Buyer shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to an affiliate of Buyer or to designate any of its affiliates (to the extent permitted by Law) to exercise any of the rights of Buyer, or to perform any of its obligations hereunder. Notwithstanding any such assignment, Buyer shall remain responsible and liable to Seller with respect to all of the obligations of Buyer set forth herein.

         18.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and other documents referred to herein or furnished pursuant hereto, constitutes the entire agreement among the Parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, including, but not limited to, the letter of intent dated February 14, 1996 between ManTech International Corporation (Buyer's parent company) and Seller. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Party against whom enforcement of the amendment, modification or discharge is sought.

         18.6 WAIVER. No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any Party hereto unless made in writing and signed by the Party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         18.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that such court shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of any applicable appeal period.

         18.8 GOVERNING LAW. This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the Laws of the State of Maryland (excluding the choice of law rules thereof).

         18.9 NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any Party to any other Party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                            BIOSPHERICS INCORPORATED

                                 -------------

          (i)  IF TO BUYER:

               ManTech Environmental Corporation
               12015 Lee Jackson Highway
               Eighth Floor
               Fairfax, Virginia  22033-3300
               Attention:  Michael J. Cromwell, III, Executive Vice President

               with a copy (which shall not constitute notice) to:

               Verner, Liipfert, Bernhard, McPherson and Hand
               901 - 15th Street, N.W.
               Seventh Floor
               Washington, D.C.  20005
               Attention:  Michael D. Golden, Esquire

          (ii) IF TO SELLER:

               Biospherics Incorporated
               12051 Indian Creek Court
               Beltsville, Maryland  20705
               Attention:  Richard C. Levin

               with a copy (which shall not constitute notice) to:

               Smith, Somerville & Case, L.L.C.
               100 Light Street, 5th Floor
               Baltimore, Maryland  21202
               Attention:  James E. Baker, Jr., Esquire

Each Party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy of telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         18.10 HEADINGS. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         18.11 EXECUTION IN COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart but it shall be sufficient that the signature of, or on behalf of each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signature of, or on behalf of, all of the Parties hereto.

         18.12 LIMITATION ON BENEFITS. The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the agreements set forth in SECTION 7

                            BIOSPHERICS INCORPORATED

                                 -------------

hereof also shall be for the benefit of, and enforceable by, Buyer Indemnified Persons, Seller Indemnified Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.

         18.13 BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         18.14 ARBITRATION. Any controversy between Buyer and Seller arising out of or related to this Agreement, including, without limitation, the scope of this SECTION 18.14, shall be settled by arbitration in Prince George's County, Maryland, in accordance with the rules of the American Arbitration Association. In the event a Party determines that there is a dispute hereunder which such Party does not believe can be resolved without arbitration, such Party shall give notice thereof to the other Party and such notice shall specifically state that it is being given pursuant to this SECTION 18.14.
Within 15 days after the other Party receives such notice, both Parties shall select an arbitrator mutually agreeable to them, or, if the Parties cannot agree on the selection of an arbitrator, then an arbitrator shall be selected within 15 days by the American Arbitration Association, in accordance with the rules thereof. Any award or determination made by the arbitrator shall be binding and conclusive upon the Parties and shall not be subject to appeal to any court except for the reasons now set forth in 9 U.S.C. Section 10(a)(1)-(5). The expenses of arbitration shall be allocated to the Parties as determined by the arbitrator.

         18.15 MONTHLY REPORTS. Until such time as Buyer has paid the full amount due hereunder for the Operational Receivables, Buyer shall provide Seller on a monthly basis with accounts receivable reports which shall reflect in detail all unpaid Operational Receivables. Such reports shall be provided not later than the 15th day after the end of each preceding month.

    IN WITNESS WHEREOF, the Parties hereto have duly caused this Agreement to be executed on their behalf as of the day and year first above written.

                             BUYER:

                             MANTECH ENVIRONMENTAL
                              CORPORATION


                             By:__________________________________________
                             Name:__________________________________
                             Title:_______________________________________



                             SELLER:

                             BIOSPHERICS INCORPORATED


                             By:__________________________________________
                             Name:__________________________________
                             Title:_______________________________________

                            BIOSPHERICS INCORPORATED

                                 -------------

                                   EXHIBIT A

                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT ("Agreement") is entered into as of February 27, 1996, by and among (I) ManTech Environmental Technology, Inc., a Virginia corporation (the "Company"), and Biospherics Incorporated, a Delaware corporation ("Biospherics") (the Company and Biospherics are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties").

                                  WITNESSETH:

         WHEREAS, the Parties have agreed to enter that certain Asset Purchase Agreement (the "Asset Purchase Agreement") of even date herewith, pursuant to which the Company has agreed to purchase certain assets of Biospherics; and

         WHEREAS, the Asset Purchase Agreement requires Biospherics to execute and deliver this Non-Competition Agreement: and

         WHEREAS, the Parties wish to set forth herein their understandings and agreements regarding the terms of Biospherics' agreement not to compete with the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. TERMS. Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Asset Purchase Agreement.

2.       NON-COMPETITION, NON-INDUCEMENT, NON-SOLICITATION.

         (a) Subject to (b) herein, Biospherics hereby agrees that for a period of five (5) years from the date hereof, it shall not:

               (i) engage in the same business lines as those of the Biospherics' Environmental and Laboratory Services Division, including, but not limited to asbestos surveys, lead-based paint surveys, indoor air quality investigations, remediation design, abatement oversight, abatement monitoring with air sample collection; environmental auditing, site assessment, historical research, environmental testing; environmental training for contractors, consultants, and property owners; laboratory analytical services for asbestos (referred to herein as the "Business Line(s)");

               (ii) own, manage, operate, join, control, or participate in the ownership, management, operation, or control of or work for any person, corporation or entity which, directly or indirectly, is engaged in similar Business Lines;

               (iii) actively solicit or attempt to solicit for hire any person who the Company or any of its Affiliates (as defined below) employs, whether or not such person was an employee, representative or agent of Biospherics prior to the date hereof, for employment by any other business or entity in competition with the Company; or

                            BIOSPHERICS INCORPORATED

                                 -------------

               (iv) induce or attempt to induce any person, business or entity which is a customer of the Company or any of its Affiliates, or which otherwise is a contracting party with the Company or any of its Affiliates, to terminate any written or oral agreement or understanding with the Company or any of its Affiliates, or to enter into a business arrangement with Biospherics that is similar to or in competition with the Company.

         Items (i), (ii), (iii) and (iv) above, shall be referred to herein as "Compete" or "Competing".

         (b) Notwithstanding anything to the contrary herein, any relationships, associations, or alliances by Biospherics with third parties that Compete with Biospherics' ELSD shall be specifically excluded from the purview of this Agreement if, and only if, Biospherics can establish by contemporaneous, clear, and convincing written evidence that the relationship, association or alliance is based on principles unrelated to the Business Lines.

         (c) Biospherics has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the Company and its Affiliates.

         (d) Biospherics agrees that, if the Company believes in its reasonable judgment reached in good faith that Biospherics shall be violating the provisions of this Agreement, the Company shall so advise Biospherics.

3. DEFINITION OF AFFILIATE. For purposes of this Agreement, "Affiliate" means, in relation to any Person (as defined herein), any other Person that (directly or indirectly) controls or is controlled by or is under the common control with such Person, and also shall include any Person that is so affiliated with any such Affiliate, as well as any partner, shareholder, warrantholder, member, director, officer, or manager of any such Person or of any Person so affiliated with such Person. For the purposes of this definition, the term "control", as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital of such Person or by contract or otherwise. Also for purposes of this definition, the term "Person" shall mean any natural person, corporation, association, partnership, joint venture, trust, governmental authority or any agency or department thereof, or any other entity of any kind.

4.       REMEDIES.

         (a) The Company shall be entitled, if it elects, to enjoin any breach or threatened breach of, or enforce the specific performance of, the obligations of Biospherics under this Agreement without showing any actual damage or that monetary damages would be inadequate. Any such equitable remedy will not be the sole and exclusive remedy for any such breach, and the Company may pursue other remedies for such a breach.

         (b) Any court proceeding to enforce this Agreement may be commenced in the federal courts, or in the absence of federal jurisdiction, the state courts, located in Maryland. The Parties submit to the non-exclusive jurisdiction of such courts and waive any objection which they may have to the pursuit of any such proceeding in any such court.

5. AGREEMENT BILLING. Biospherics' obligations hereunder shall be binding legal obligations and shall inure to the benefit of any successor(s) to all or substantially all of the Company's business by purchase, merger, consolidation, or otherwise. This Agreement shall be binding upon and inure to the benefit of any representatives and/or successor(s) of Biospherics, unless such successor(s) already operates similar Business Lines.

6. WAIVER. No waiver by either Party at any time of any breach by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by any other Party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

                            BIOSPHERICS INCORPORATED

                                 -------------

7. APPLICABLE LAW. This Agreement shall be construed and interrupted pursuant to the laws of Maryland without giving effect to conflict of laws provisions thereof.

8. ENTIRE AGREEMENT. This Agreement, together with the Asset Purchase Agreement, contains the entire agreement between the Parties relating to the subject matter hereof and supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the Parties unless reduced to writing and signed by all Parties affected thereby.

9. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Without limiting the foregoing, in the event that any provisions of this Agreement relating to the time period of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period, the time period deemed reasonable and enforceable shall become and thereafter be the maximum time period.

10. COUNTERPARTS. This Agreement may be executed in counterparts and may be executed by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11. NOTICE. Notices under this Agreement shall be in writing and deemed effective when received via certified, registered mail or common carrier, return receipt requested, to the following addresses or to such other address as the Party being notified may have previously furnished to the others by written notice.

IF TO THE COMPANY:

ManTech Environmental Technology, Inc.
12015 Lee Jackson Highway
Fairfax, Virginia  22033-3300
Attention:  Michael J. Cromwell, III

         With a copy (which shall not constitute notice) to:

Verner, Liipfert, Bernhard, McPherson and Hand
901 15th Street, N.W., Suite 700
Washington, DC  20004
Attention:  Hedy L. Nelson

                            BIOSPHERICS INCORPORATED

                                 -------------

IF TO BIOSPHERICS:

Biospherics Incorporated
12051 Indian Creek Court
Beltsville, Maryland  20705
Attention:  Richard C. Levin

    With a copy (which shall not constitute notice) to:

Smith, Somerville & Cox, L.L.C.
100 Light Street, 5th Floor
Baltimore, Maryland  21202
Attention:  James E. Baker, Jr., Esquire

IN WITNESS WHEREOF, each Party hereto has executed this Agreement or caused this Agreement to be executed in its name and on its behalf as of the day and year first above written.


MANTECH ENVIRONMENTAL TECHNOLOGY, INC.



_____________________________________
Michael J. Cromwell, III
Vice President



______________________________________
Name:  ______________________
Title:  _____________________

                            BIOSPHERICS INCORPORATED

                                 -------------

                                   EXHIBIT B

                               SUBLEASE AGREEMENT


    THIS SUBLEASE AGREEMENT (this "Sublease") is effective this 29th day of February, 1996, by and between Biospherics Incorporated ("Sublessor"), a Delaware corporation, having offices at 12051 Indian Creek Court, Beltsville, MD 20705, and ManTech Environmental Corporation, a Virginia corporation qualified to transact business in the State of Maryland ("Sublessee"), having offices at 12015 Lee Jackson Highway, Fairfax, VA 22033. For the purposes of this Sublease, the term "Party" shall mean Sublessor and Sublessee severally and the term "Parties" shall mean Sublessor and Sublessee collectively.

RECITALS

    WHEREAS, pursuant to that certain Agreement of Lease ("Master Lease") by and between Indian Creek Holding Associates Limited Partnership c/o Liberty Property Trust as Landlord ("Master Lessor"), and Sublessor as Tenant, effective the 7th day of April, 1987, a copy of which is attached hereto and incorporated herein as EXHIBIT A. Sublessor is leasing from Master Lessor approximately 95,100 square feet in the building known as 12051 Indian Creek Court, Beltsville, MD 20705 (the "Building") on the lot which underlies the Building (the Building and lot hereinafter referred to collectively as the "Premises").

    WHEREAS, Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor approximately 9,000 square feet (the "Subleased Premises") upon, and subject to, the prior consent of Master Lessor on the terms and conditions hereinafter set forth. The Subleased Premises are more particularly delineated on the floor plan attached hereto and incorporated herein as EXHIBIT B.

    NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt and sufficiency which are hereby acknowledged by both Parties, it is agreed as follows:

1.  INCORPORATION OF RECITALS AND MASTER LEASE DEFINITIONS.

    The Parties agree that the Recitals above are a part of this Sublease. Unless otherwise expressly defined in this Sublease, terms defined in the Master Lease shall have the same meaning under this Sublease.

2.  SUBLEASED PREMISES.

    (a) Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor, the Subleased Premises, including the right to use a proportionate number of parking spaces, upon and subject to all of the terms and conditions hereinafter set forth.

    (b) For the purposes hereof, it is agreed that the square footage of the Subleased Premises is 9,000 square feet based upon previous measurement.

3.  TERM.

    (a) This Sublease shall be in full force and effect from the date of its execution by Sublessor, Sublessee and Master Lessor. The term of the Sublease shall commence on March 1, 1996 (the "Commencement Date") and expire on May 1, 1996 (the "Expiration Date") unless otherwise terminated or extended as hereinafter provided (the "Primary Term").

                            BIOSPHERICS INCORPORATED

                                 -------------

    (b) If Sublessee does not immediately surrender the Subleased Premises on the day after the end of the Primary Term, the term automatically extends to August 31, 1996, on a month to month basis, unless earlier terminated as set forth below (the "Extended Term"). The Primary Term and Extended Term shall be referred to herein as the "Term." Sublessor and Sublessee shall be subject to all of the conditions and covenants of this Sublease as though the tenancy had originally been a monthly tenancy. Sublessee shall give at least fifteen (15) days prior written notice to the Sublessor to terminate this Sublease at any time during the Extended Term.

4.  RENT

    (a) During the Term, Sublessee shall pay to Sublessor, monthly rent of $9,500.00 ("Monthly Rent"). All such Monthly Rent shall be due and payable in advance on or before the first (1st) day of each month during the Term without any prior demand or previous notice. If the Sublease Commencement or Termination Dates fall on a day other that the first day, or last day respectively, of a calendar month, Monthly Rent shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the Monthly Rent.

    (b) Monthly Rent is all inclusive such that Monthly Rent includes, without limitation, Minimum Annual Rent and all operating expenses, utility charges, maintenance and janitorial fees, taxes, increases in insurance premiums maintained by Master Lessor, parking fees, telephone/fax service including local and long distance charges and any reproduction charges. Under no condition shall Sublessee be required to pay any additional rent (as defined in the Master Lease) or any other sums which may otherwise be due and payable pursuant to the Master Lease.

    (c) Monthly Rent and any other sums payable by Sublessee hereunder shall be paid to Sublessor in lawful money of the United States at Sublessor's address provided above or as otherwise designated in writing to Sublessee. A late charge of five percent (5%) will be imposed with respect to Monthly Rent due hereunder that is not received by Sublessor within ten (10) days following the date such rent was due. In addition, such late payment shall bear interest at ten percent (10%) per annum, accrued monthly, from the date that it is fifteen
(15) days past due to the date of payment thereof by Sublessee; provided, however, that nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum rate then allowed by applicable law. Such late charge and interest shall be due and payable with the next installment of Monthly Rent due hereunder.

5.  SUBLESSEE'S INSURANCE

    From the Commencement Date of this Sublease and continuing throughout the Term hereof, Sublessee shall obtain and maintain all insurance with respect to the Subleased Premises and the contents thereof that Sublessor is required to obtain and maintain pursuant to the Master Lease with respect to the Premises leased by Sublessor under the Master Lease and the contents thereof. The insurance required to be carried by Sublessee pursuant hereto shall be carried with a company or companies licensed to do business in the State of Maryland and shall meet all other requirements for Sublessor's insurance under the Master Lease. In addition, such insurance policies shall provide that such policies cannot be canceled without thirty (30) days prior written notice to Sublessor. If requested by Sublessor, Sublessee shall provide certificates of insurance.

6.  USE

    Sublessee shall use the Subleased Premises for the full Term hereof for an analytical laboratory, the Sublessee's offices, a training facility and/or any one or more lawful uses, but for no other purpose. Sublessee shall comply with all present and future laws, ordinances, regulations and requirements of all federal, state, and other governmental authorities relating to use of the Subleased Premises. Sublessee shall not permit the Subleased Premises to be used in any manner that constitutes a public or private nuisance or that interferes with the lawful use of the Building by Sublessor or any other tenant of the Building. Sublessee shall observe and abide by all rules and regulations that are established by Master Lessor with respect to use of the Subleased Premises or any other part of the Building.

                            BIOSPHERICS INCORPORATED

                                 -------------

7.  IMPROVEMENTS

    (a) The Subleased Premises shall be delivered to Sublessee clean and ready for use and Sublessee agrees to accept the Subleased Premises in their "as is" "as built" condition as of the effective date of this Sublease. Sublessee acknowledges that it has inspected the Subleased Premises and that they are in reasonably good condition and repair.

    (b) Sublessee shall not make or install any additions, renovations, alterations, improvements or changes ("Tenant Improvements") in or to the Subleased Premises, including the walls, floors, ceiling and fixtures located therein, without first obtaining the prior written approval of Sublessor and, if and to the extent required pursuant to the Master Lease, the Master Lessor. All work done by or for Sublessee with respect to the Subleased Premises, including, but not limited to, any removal or restoration work done at the expiration or termination of this Sublease, shall be at Sublessee's sole cost and expense. Sublessee shall comply with all present and future laws, ordinances, regulations and requirements of all federal, state and other governmental authorities relating to any and all Tenant Improvements of the Subleased Premises.

    (c) Sublessor hereby waives any rights, whether vested as a matter of law or otherwise, to liens or other security interests in or to any trade fixtures or other personal property owned by Sublessee and located in or about the Subleased Premises.

8.  REPAIRS AND MAINTENANCE

    Throughout the Term of this Sublease, Sublessee shall, at its sole cost and expense, keep and maintain the Subleased Premises and all property located therein in good order and condition, provided however, Sublessor shall keep and maintain the exterior portions of the Subleased Premises as well as the electrical and heating and air conditioning systems for the Subleased Premises in good order and repair. Sublessor or Master Lessor shall have the right to make repairs to the Subleased Premises which Sublessee does not make or diligently pursue after receiving prior written notice requesting such repair be made within a reasonable amount of time consistent with the nature of the repair or replacement from Sublessor or Master Lessor, and Sublessee shall pay to Sublessor all reasonable costs and expenses of such repairs within fifteen (15) days after receiving an invoice for such work. Upon the expiration or termination of this Sublease, Sublessee shall surrender the Subleased Premises in as good condition as it was in at the effective date of this Sublease reasonable wear and tear, casualty damage for which the Master Lessor and/or Sublessor are responsible to repair or restore, and other conditions for which the Master Lessor and/or Sublessor are responsible to repair or restore excepted. The foregoing obligation includes by way of example and not by limitation, the obligation of Sublessee to repair and restore any damage or injury to the Subleased Premises caused by the installation and/or removal of any of its trade fixtures, except for the costs of restoring the Subleased Premises pursuant to the provisions herein relating to the relocation of the Transmission Electron Microscope, where the Parties hereby agree to equally divide the reasonable restoration costs thereof.

9.  INDEMNIFICATION AND WAIVER OF SUBROGATION

    (a) Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any and all losses, damages, liabilities, actions, claims, costs and expenses, including court costs and reasonable attorneys' fees, arising out of or relating to (i) Sublessee's negligent use or occupancy of the Subleased Premises; or (ii) any neglect act or omission by Sublessee or any of its employees, guests or invitees; or (iii) any failure by Sublessee to perform or observe any of the covenants or obligations required of Sublessee under this Sublease, in each case only to the extent not caused by the negligence, gross negligence or willful misconduct of Sublessor, its officers, representatives, agents, employees or invitees, in which event Sublessor agrees to indemnify and defend Sublessee as provided above. Sublessee's obligations under this paragraph shall survive the expiration or termination of this Sublease.

    (b) Sublessor and Sublessee hereby release each other and waive any claims against each other for bodily injury or loss or damage to the Premises, Subleased Premises, fixtures, equipment or any other personal property arising from a risk insured against and actually paid under insurance policies required to be carried by Sublessor and Sublessee hereunder even though such loss or damage was caused by an act or omission of Sublessor or Sublessee, their

                            BIOSPHERICS INCORPORATED

                                 -------------

representatives, agents, employees or invitees. Sublessor and Sublessee agree to obtain and maintain throughout the Term of this Sublease endorsements to their respective insurance policies waiving the right of recovery or subrogation of their insurance companies against the other Party and its agents and employees to the extent of the foregoing release and waiver. Except to the extent expressly provided herein, nothing contained in this Sublease shall relieve Sublessor or Sublessee of any liability to each other or to their insurance carriers which Sublessor or Sublessee may have under law or the provisions of this Sublease, in connection with any bodily injury or loss or damage to the Premises, Subleased Premises, fixtures, equipment or any other personal property.

10. BUILDING SERVICES

    In the event Master Lessor agreed to furnish certain services to Sublessor pursuant to the Master Lease, Sublessee shall be entitled to the use and benefit of such services; however, Sublessor shall not have the liability or responsibility to Sublessee for the quality of such services for interruption, failure or disruption in the provision of such services to the extent not caused by the negligence, gross negligence or willful misconduct of Sublessor, or its agents, representatives, employees or invitees. Sublessee's obligations hereunder shall survive the expiration or termination of this Sublease.

11. ASSIGNMENT AND SUBLETTING

    Without the prior written approval of Sublessor, which approval may not be unreasonably withheld, delayed or conditioned, Sublessee shall not assign, pledge, or encumber this Sublease or any interest herein, further sublease the Subleased Premises or any part thereof or permit anyone other than Sublessee's employees, guests or invitees to use the Subleased Premises. Any attempted assignment, pledge or hypothecation of this Sublease or subletting of the Subleased Premises, whether voluntary or involuntary, without prior written approval of Sublessor and Master Lessor shall be void and shall, and at the option of the Sublessor, terminate this Sublease. In no event shall Sublessee be released from liability under this Sublease. Sublessor reserves the right to assign or otherwise transfer its interest in and to this Sublease, including all of its rights and obligations hereunder, to any entity or person who shall succeed to Sublessor's interest in and to Master Lease, provided, however, Sublessor shall use its best efforts to obtain from any future mortgage non-disturbance agreement subordinating its lien to Sublessee's right of quiet enjoyment under this Sublease.

12. SUBORDINATION TO AND INCORPORATION OF THE TERMS OF THE MASTER LEASE

    (a) Notwithstanding anything to the contrary in this Sublease, Sublessee acknowledges the right it is hereby acquiring in and to the Subleased Premises are derived from the Master Lease and that the rights, terms and conditions of this Sublease are in all respects subordinate and subject to the terms and conditions of the Master Lease. Except as expressly set forth herein, Sublessee agrees to be bound by each term, condition and covenant of the Master Lease that governs the use and occupancy of the Subleased Premises as if each such term, condition, and covenant were set forth in full in this Sublease.
Notwithstanding anything to the contrary herein, it is further agreed that, in the event the Master Lease terminates for any reason, this Sublease and all rights of Sublessee in and to the Subleased Premises shall automatically terminate on the date the Master Lease is terminated and neither Sublessor nor Sublessee shall have any obligation or liability to the other as a result of such termination. Notwithstanding anything to the contrary contained in the foregoing, Sublessee shall remain obligated to Sublessor for all obligations accrued prior to the termination date and such obligations shall survive such termination.

    (b) Except as otherwise provided herein, all acts to be performed and all terms and provisions to be observed by Sublessor as Tenant under the Master Lease shall be performed with respect to the Subleased Premises. Sublessee covenants and agrees that Sublessee shall not do anything that would constitute a default under the Master Lease or omit to do anything that Sublessee is obligated to do under the terms of this Sublease so as to cause a default under the Master Lease.

    (c) Sublessor agrees that as long as Sublessee is not in default hereunder, Sublessor will not (i) take any action which would constitute a voluntary surrender under the Master Lease, or (ii) willfully default thereunder resulting in the termination of this Sublease and/or Sublessee's eviction thereunder.

                            BIOSPHERICS INCORPORATED

                                 -------------

13. SUCCESSORS AND ASSIGNS

    Subject to the restriction on assignment and subletting described above, this Sublease shall be binding upon and shall inure to the benefit of the Parties hereto, their successors, assigns and legal representatives.

14. DEFAULT

    Either (i) the failure by Sublessee to pay Monthly Rent when due if such failure shall continue for ten (10) days after receipt of written notice from Sublessor; or (ii) the failure by Sublessee to pay other amounts when due, if such failure shall continue for fifteen (15) days after receipt of written notice from Sublessor, or (iii) the failure by Sublessee to observe or perform any covenant, obligation or condition required to be observed or performed by Sublessee hereunder, if such failure shall continue after fifteen (15) days after receipt of written notice from Sublessor, shall constitute a default by Sublessee and Sublessor shall have the right to terminate this Sublease and to recover immediate possession of the Subleased Premises. In addition, in the event of any default by Sublessee hereunder, Sublessor shall be entitled to recover all damages and to enforce all rights, powers and remedies of Sublessor which shall be cumulative, and the exercise of any one or more of such rights or remedies shall not impair Sublessor's right to exercise any other right or remedy, either concurrently or at any later time. In the event of any reletting by Sublessor, Sublessee shall also pay to Sublessor the difference between the Monthly Rent due through the remaining Term of this Sublease at the time of default and any amount received under such reletting for the remaining Term, in addition to all costs and expenses, including reasonable attorneys' fees in the event Sublessor is deemed a prevailing party in such enforcement actions and costs, incurred by Sublessor in such reletting.

15. SPACE COOPERATION

    Sublessor and Sublessee hereby acknowledge the prior arrangement between the Parties not to physically separate the Subleased Premises from the Premises and agree to take all reasonable precautions to protect the property of one another and respect the other Party's right to carry on their respective lines of business.

16. DAMAGED SUBLEASED PREMISES

    In the event the Subleased Premises shall at any time be destroyed by fire (or other unavoidable casualty), not proximately caused by Sublessee or any of its employees, guests or invitees, as to be unfit for occupancy or use, then the Monthly Rent herein reserved, or a fair and just proportion thereof, shall be suspended and cease to be payable unless and until the Subleased Premises have been rebuilt or restored and made fit for occupancy or use.

17. CONDEMNATION

    If the Subleased Premises, or any part thereof, is condemned or taken by any Government authority under the power of eminent domain, this Sublease shall terminate as of the date of such condemnation of taking. Sublessee shall have no claim for any portion of the condemnation award or other compensation paid for such taking; provided, however, that nothing contained herein shall waive or prejudice Sublessee's right to independently pursue an award for damage to Sublessee's furniture, equipment or other personal property, for Sublessee's moving expenses or for loss of profits due to the interruption of Sublessee's business, provided that no such claim by Sublessee shall in any way diminish the award or compensation payable or recoverable by Master Lessor or Sublessor in connection with such taking or condemnation.

                            BIOSPHERICS INCORPORATED

                                 -------------

18. HOLDING OVER

    Any holding over by Sublessee after the expiration of the Extended Term of this Sublease shall be subject to the prior written approval of Sublessor, which approval may not be unreasonably withheld, delayed or conditioned, and shall continue at a month to month tenancy at a Monthly Rent to be determined by mutual agreement of the Parties.

19. BROKER'S COMMISSIONS

    Sublessor and Sublessee each represent and warrant that it has not employed a broker in connection with this Sublease. Sublessor and Sublessee each agree to indemnify and hold harmless the other from any and all claims, damages and expenses, including reasonable attorneys' fees, incurred by the other as a result of the breach by such Party of its representation and warranty set forth herein.

20. SUBLESSOR'S COVENANT

    Sublessor covenants that it has the right to make this Sublease for the Term hereof, and if Sublessee shall pay the rents and perform all of the covenants, terms and conditions of this Sublease, and if Sublessee is not in default hereunder, Sublessee shall during the Term hereof (and any renewal and extension thereof) peaceably and quietly have, hold and enjoy the Subleased Premises, subject however to the terms of the Master Lease.

21. GENERAL PROVISIONS

    (a) The waiver by Sublessor of a breach of any covenant, obligation or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of any covenant, obligation or condition of this Sublease.

    (b) This Sublease shall be governed by and construed in accordance with the laws of the State of Maryland.

    (c) This Sublease, including all exhibits, constitutes the entire agreement between the Parties hereto and may not be modified except by a written instrument executed by a written instrument executed by the Parties hereto.

    (d) If any provision of this Sublease is declared invalid or unenforceable, the remainder of this Sublease shall continue in full force and effect.

    (e) All notices required or permitted to be given to Sublessor hereunder shall be effective upon receipt delivered in person or by certified mail, return receipt requested or via common carrier with proof of receipt to Richard C. Levin, Vice President, Biospherics Incorporated, 12051 Indian Creek Court, Beltsville, MD 20705, or to such other individual or address as Sublessor shall from time to time designate. All notices required or permitted to be given to Sublessee hereunder shall be delivered in person or by certified mail, return receipt requested or via common carrier with proof of receipt to Michael J. Cromwell, III, Vice President, ManTech Environmental Technology, Inc., 12015 Lee Jackson Highway, Fairfax, VA or to such other individual or address as Sublessor shall from time to time designate.

    (f) Paragraph headings are used herein solely for reference purposes and are not to be construed as part of this Sublease.

    (g) This Sublease may be executed in counterpart copies, each of which shall constitute an original but all of which together shall constitute one and the same Sublease.

    (h)  Time is of the essence in this Sublease.

                            BIOSPHERICS INCORPORATED

                                 -------------

    IN WITNESS WHEREOF, the Parties hereto have executed this Sublease effective the day and year first written above.

Sublessee:                             Sublessor:
MANTECH ENVIRONMENTAL CORPORATION      BIOSPHERICS INCORPORATED


By:                                    By:
    ------------------------------         ---------------------------
    Michael J. Cromwell, III

Title:  Vice President                 Title:
        --------------------------             -----------------------


MASTER LESSOR:
--------------------------------
JOINS HEREIN FOR THE SOLE PURPOSE OF GRANTING ITS CONSENT TO THE SUBLEASE BUT WITHOUT IN ANY WAY MODIFYING THE TERMS AND CONDITIONS OF THE MASTER LEASE.

BY:
       ------------------------------
TITLE:
       ------------------------------

                            BIOSPHERICS INCORPORATED

                                 -------------

                                    EXHIBIT C

                                  BILL OF SALE


     FOR VALUE RECEIVED, BIOSPHERICS INCORPORATED, a Delaware corporation ("Seller"), hereby grants, sells, assigns and conveys to MANTECH ENVIRONMENTAL CORPORATION, a Virginia corporation ("Buyer"), all Seller's right, title and interest in and to the Assets (as that term is defined in the Asset Purchase Agreement dated February 27, 1996, by and between Seller and Buyer) of Seller that are particularly described in Schedule A attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the undersigned Seller has caused this instrument to be duly executed this 29th day of February, 1996.


ATTEST: BIOSPHERICS INCORPORATED



___________________________________     By:  ______________________________
Secretary


[Corporate Seal]

                            BIOSPHERICS INCORPORATED

                                 -------------

                                  EXHIBIT D-I

                            BIOSPHERICS INCORPORATED

                                  CERTIFICATE


     I, Bruce Reynolds, hereby certify:

     1. I am a Program Manager for Biospherics Incorporated, a Delaware corporation (the "Corporation"). As Program Manager, I am familiar with the matters herein certified.

     2. I have reviewed the financial statements, reports and certificates (the "Information") furnished by the Corporation to ManTech Environmental Corporation ("ManTech") in connection with the anticipated purchase by ManTech of certain assets of the Corporation known as the Environmental & Laboratory Services Division ("ELSD").

     3. I do not know of, and have no reason to believe there are, any losses or uncollectible debts that are not fully reflected in the Information.

     IN WITNESS WHEREOF, I have executed this Certificate this 29th day of February, 1996.



     __________________________
     Bruce Reynolds
     ELSD Division Director

                            BIOSPHERICS INCORPORATED

                                 -------------

                             EXHIBIT D-I, CONTINUED

                            BIOSPHERICS INCORPORATED

                                   CERTIFICATE


     I, Catherine A. Jones, hereby certify:

     1. I am a Billing Coordinator for Biospherics Incorporated, a Delaware corporation (the "Corporation"). As Billing Coordinator, I am familiar with the matters herein certified.

     2. I have reviewed the financial statements, reports and certificates (the "Information") furnished by the Corporation to ManTech Environmental Corporation ("ManTech") in connection with the anticipated purchase by ManTech of certain assets of the Corporation known as the Environmental & Laboratory Services Division ("ELSD").

     3. I do not know of, and have no reason to believe there are, any losses or uncollectible debts that are not fully reflected in the Information.

     IN WITNESS WHEREOF, I have executed this Certificate this 29th day of February, 1996.



     __________________________
     Catherine A. Jones
     Billing Coordinator

                            BIOSPHERICS INCORPORATED

                                 -------------

                                 EXHIBIT D-II

                            BIOSPHERICS INCORPORATED

                                   CERTIFICATE


     I, Arthur S. Locke, III, hereby certify:

     1. I am the Vice President of Finance for Biospherics Incorporated, a Delaware corporation (the "Corporation"). As Vice President, I have access to the books and records of the Corporation and am familiar with the matters herein certified.

     2. The financial statements, reports and certificates (the "Information") furnished by the Corporation to ManTech Environmental Corporation ("ManTech") in connection with the anticipated purchase by ManTech of certain assets of the Corporation known as the Environmental & Laboratory Services Division ("ELSD") pursuant to the Asset Purchase Agreement dated as of the date hereof between the Corporation and ManTech (the "Asset Purchase Agreement") (a) do not contain any untrue statement of a material fact and (b) do not omit any material fact necessary to make statements contained therein not misleading. To the best of my knowledge and up to the date hereof, there are no losses or uncollectible debts that are not fully reflected in the Information.

     3. I know of no fact that the Corporation has not disclosed to ManTech prior to the date hereof with respect to the transactions contemplated by the Asset Purchase Agreement which materially and adversely affects, or in the future could, in my reasonable opinion, materially adversely affect the condition, financial or otherwise, results of operations, business, or assets being purchased by ManTech pursuant to the Asset Purchase Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate this 29th day of February, 1996.



     __________________________
     Arthur S. Locke, III
     Vice President of Finance